Exhibit 10.5

CONSULTING AGREEMENT

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

This Consulting Agreement (“Agreement”) is made as of June 27, 2019 (“Effective Date”), by and between Inpixon, a Nevada corporation (“Company”), and GTX Corp, (“Consultant”), having its principal place of business at 117 W. 9th Street, Suite 1214, Los Angeles, California, 90015. Consultant and the Company may each be referred to herein individually as a “Party” and collectively as the “Parties.” This Agreement is entered into by the Parties pursuant to that certain Asset Purchase Agreement between the Parties dated as of the Effective Date (the “APA”) and is subject to the terms and conditions therein.

In consideration of the terms, conditions, covenants and mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.  Services and Payment. During the Term (as defined below) Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with the statement of work which is attached as Exhibit A hereto, which will be executed by both Parties (“Statement of Work”). The Company will pay to Consultant the fees and reimburse Consultant for the expenses as set forth in the Statement of Work. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant and only those such employees who have been approved in writing in advance by Company (“Consultant Personnel”). Consultant agrees that it will not (and will not permit others to) violate any agreement with or rights of any third party in connection with the provision of the Services. The Parties acknowledge and agree that they are the parties to that certain Agreement for the Exchange of Information on a Confidential Basis, dated as of January 2, 2019 (the “NDA”) and that any “INFORMATION” (as defined in the NDA) disclosed in connection with this Agreement is subject to the terms of the NDA.

2.  Ownership; Rights; Proprietary Information; Publicity.

a.  Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) included or incorporated into any inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, and ideas made or conceived or reduced to practice, in whole or in part, by Consultant or Consultant Personnel in connection with the Services (collectively, “Inventions”). Consultant will promptly disclose and provide all Inventions to Company and will keep adequate and current written records of all Inventions, which records shall be available to and shall remain the sole property of Company. Consultant hereby makes, and agrees to make in the future, all assignments necessary to accomplish the foregoing ownership. Consultant represents, warrants, and covenants that Consultant has obtained or will obtain, prior to having any particular Consultant Personnel perform Services, an assignment of such Consultant Personnel’s rights in Inventions as needed to give effect to Company’s ownership as contemplated above; provided that no assignment is made that extends beyond what is allowed under applicable law. Consultant shall assist Company (and, where applicable, shall cause Consultant Personnel to assist Company), at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agent and attorney-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the provisions of this Section 2.a with the same legal force and effect as if executed by Consultant.

b.  If any part of the Services or Inventions incorporates any technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, and such Services or Invention cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating such technology or intellectual property rights, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work performed hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

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d.  Consultant represents that its performance of all terms of this Agreement as a consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant prior or subsequent to the commencement of Consultant's consultant relationship with the Company, and Consultant will not disclose to the Company, or use, any inventions, confidential or non-public proprietary information or material belonging to any previous client or any other party other than as may be permitted pursuant to any agreement with any such previous client or other party. Consultant will not induce the Company to use any inventions, confidential or non-public proprietary information or material belonging to any previous client or any other party other than as may be permitted pursuant to any agreement with any such previous client or other party.

e. Consultant recognizes that the Company has received and, in the future, will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Upon the Company informing Consultant of what information constitutes such confidential or proprietary information, Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Consultant's work for the Company consistent with the Company’s agreement with such third party other than as may be required by applicable law. In the event Consultant believes applicable law requires disclosure of such confidential or proprietary information, prior to making such disclosure Consultant shall notify Company of such belief and afford Company a reasonable opportunity to take protective action.

3. Warranty and other Obligations. Consultant warrants that: (i) the Services will be free from material defects and will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); and (iii) Consultant has the full right to allow itself to provide Company with the assignments and rights provided for herein; (iv) Consultant shall comply in all material respects with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect. To the maximum extent permitted by law, Consultant shall unconditionally indemnify, hold harmless and defend Company and all of its directors, officers, employees, and agents from and against all claims, losses, injury, damage, withholdings and legal liability, including attorney’s fees and litigation costs (collectively, “Damages”), caused by the negligence, fault, error or omission of Consultant, its agents or representatives, and Damages resulting from the breach of any provisions of this Agreement by the Consultant, its agents or representatives, other than to the extent such Damages result from the negligence, fault, error or omission of the Company, its agents or representatives. To the maximum extent permitted by law, the Company shall unconditionally indemnify, hold harmless and defend Consultant and all of its directors, officers, employees, and agents from and against all Damages caused by the negligence, fault, error or omission of the Company, its agents or representatives, and Damages resulting from the breach of any provisions of this Agreement by the Company, its agents or representatives, other than to the extent such Damages result from the negligence, fault, error or omission of the Consultant, its agents or representatives. Such indemnity shall extend to all claims, losses, injury, damage, withholdings and legal liability arising from or related to any infringement or violation of any patent, copyright, trade secret, license or other property or contractual right of any third party.

4. Term and Termination. This Agreement shall commence upon the Effective Date and shall continue in effect until (i) terminated pursuant to this Section 4 or (ii) the 180th day following the Effective Date, which date may be extended by the Company and Consultant, each in their sole discretion (the “Term”). Each of the Company or Consultant may terminate this Agreement at any time upon 30 calendar days’ written or email notice if the other Party breaches a material provision of this Agreement which is not cured during the notice period. Upon any termination by the Company, the Company shall upon such termination pay Consultant, within 30 calendar days of the notice date, all unpaid, undisputed amounts due for the Services completed prior to the notice of such termination. Sections 2 through 12 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration of this Agreement.

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5. Relationship of the Parties; Independent Contractor; No Employee Benefits. Notwithstanding any provision hereof, Consultant is an independent contractor, and neither Consultant nor any Consultant Personnel is an employee, agent, partner or joint venture of Company, and neither Consultant nor any Consultant Personnel shall bind or attempt to bind Company to any contract. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. Neither Consultant nor any Consultant Personnel shall be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant or any Consultant Personnel. Consultant will be solely responsible for the performance of all Consultant Personnel, for compensating such Consultant Personnel, and for complying with all laws and regulations applicable to its relationships with such Consultant Personnel. Without limiting the foregoing, Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by Consultant or its employees or independent contractors. Consultant agrees to indemnify Company from all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, because of the foregoing or any breach of this Section 5. Consultant shall be responsible for any breaches of this Agreement by its employees and agents.

6. Assignment. Neither Party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, and any attempt to do so shall be void and of no force or effect.

7. Notice. Any notices under this Agreement shall be given in accordance with the provisions set forth in the APA.

8. Non-Competition. The Parties acknowledge the non-competition covenant contained within Section 6.7 of the APA and agree to abide by same.

9. Publicity. Neither Party shall make any public announcements or engage in any marketing or promotion concerning this Agreement, or the work performed hereunder without the advance written consent of other Party, other than as may be required by applicable law.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of the conflicts of laws provisions therein.

11. Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in the State of California, County of San Mateo. The arbitrator shall be jointly selected by the Parties, and the arbitration hearing conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction located within the State of California, County of San Mateo for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. If any court or arbitrator finds that any term makes this arbitration agreement unenforceable for any reason, the court or arbitrator shall have the power to modify such term to the minimum extent necessary to make this arbitration agreement enforceable and, to the extent this arbitration agreement as a whole is deemed unenforceable for any reason, the Parties agree that the venue of any litigation or dispute between the Parties shall be exclusively in San Mateo County, California. This Section 11 shall supersede the provisions of the APA as to any resolution of disputes hereunder.

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12. Miscellaneous. This Agreement, the NDA and the APA set forth the entire and exclusive understanding of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, whether written or oral, with respect to its subject matter. Any breach of this Agreement will cause irreparable harm to a Party for which damages would not be an adequate remedy, and therefore, such Party will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. In any action or proceeding to enforce rights under this Agreement, the prevailing Party will be entitled to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the Effective Date.

INPIXON	GTX CORP.

/s/ Nadir Ali	/s/ Patrick Bertagna
Signature	Signature

Nadir Ali	Patrick Bertagna
Name	Name

Chief Executive Officer	Patrick Bertagna
Title	Title

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EXHIBIT A

FORM OF

Statement of Work

This Statement of Work is issued under and subject to all of the terms and conditions of the Consulting Agreement dated as of June 27, 2019, by and between Company and Consultant.

SERVICES

Company hereby engages Consultant in order to assist with the transition of the business assets Company is contemporaneously acquiring from Consultant. The Services will be as requested from time to time by Company and based, in whole or in part, upon information made available by the Company to Consultant during this engagement.

The Services will be performed by Patrick Bertagna and Andrew Duncan, who shall each spend up to 40 hours per month, but no fewer than 20 hours each per month, performing the Services as requested by the Company.

FEES /EXPENSES

Fees

In exchange for the Services, Company shall pay to Consultant a fee in the amount of $15,000 per month for the Services performed.

Commission

In addition to the Fees described immediately above, Company shall pay to Consultant commissions equal to 5% of revenues collected by the Company during the 180 days period commencing on the Effective Date which are derived from (a) the currently pending proposal with [****] pertaining to the Smart School Security Network (SSSN), as that term is used within the APA, or (b) any other customer originally introduced to Inpixon by GTX from the purchase of solutions offered by Inpixon using the assets acquired in connection with the APA, regardless of any earlier termination of this Agreement and the Term.

Expenses

Company will reimburse Consultant for out of pocket expenses reasonably incurred by Consultant in connection with the performance of the Services such as, for example, travel to and from a customer site. Company will not reimburse Consultant for ordinary office or business expenses. All reimbursable expenses must be pre-approved in writing by Nadir Ali or a member of the Company’s executive management staff. An itemized expense statement must be submitted, including substantiating receipts, with monthly invoice, if applicable.

IN WITNESS WHEREOF, the undersigned have entered into this Statement of Work as of the Effective Date.

INPIXON	GTX CORP.

Signature	Signature

Name	Name

Title	Title

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